Exhibit 10.3

Execution Version

FORM OF WAIVER AND AMENDMENT NO. 1 TO SERIES Z SUBSCRIPTION AGREEMENT

THIS WAIVER AND AMENDMENT NO. 1 TO SERIES Z SUBSCRIPTION AGREEMENT (this “Amendment”) to that certain Series Z Subscription Agreement, dated as of October 6, 2021 (the “Series Z Subscription Agreement”), by and among each of the undersigned subscribers (each, a “Subscriber”) and Starry, Inc., a Delaware corporation (“Starry”), is made as of March [●], 2022 by and among the Subscribers and Starry. Capitalized terms used, but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Series Z Subscription Agreement.

WHEREAS, in accordance with Section 9(h) of the Series Z Subscription Agreement, the terms of the Series Z Subscription Agreement may be amended or waived only by an instrument in writing, signed by each of the parties thereto;

WHEREAS, the parties to the Transaction Agreement have acknowledged and agreed that the transactions contemplated by the Note Subscription Agreements (the “Note Financing”) shall not be consummated and have waived any rights such parties may have relating thereto under the Transaction Agreement (the “Note Waiver”);

WHEREAS, Section 9.03(e) of the Transaction Agreement provides that the obligation of Holdings and Starry, Inc., a Delaware corporation (“Starry Inc.”), to consummate the Mergers (as defined in the Transaction Agreement) is subject to the satisfaction or waiver by Starry Inc. of the condition that the Closing Surviving Corporation Cash (as defined in the Transaction Agreement) equal or exceed $300,000,000 (the “Minimum Cash Condition”);

WHEREAS, Starry Inc. (on behalf of itself and Holdings) has waived the Minimum Cash Condition (the “Minimum Cash Waiver”);

WHEREAS, the parties to the Transaction Agreement have acknowledged and agreed that the Subject Indebtedness (as defined in the Transaction Agreement) will not be repaid in connection with the consummation of the Mergers and have waived any rights such parties may have relating thereto under the Transaction Agreement, including any condition to such party’s obligation to consummate the Mergers relating thereto and any other parties’ compliance with or performance of the covenants in the Transaction Agreement relating to the payoff or extinguishment of the Subject Indebtedness (the “Indebtedness Payoff Waiver”);

WHEREAS, the Company and Holdings entered into certain Non-Redemption Agreements with shareholders of the Company pursuant to which (i) such shareholders agreed not to redeem their shares of Class A common stock of the Company and (ii) Holdings agreed to issue such investors an aggregate of 422,108 Class A Common Shares (the “NRA Issuances”); and

WHEREAS, each Subscriber and Starry desires to amend and waive certain terms of the Series Z Subscription Agreement in accordance with this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment.

(a) The “Per Share Price” definition, and the “Price Per Subscribed Share” listed on the signature page of the Subscription Agreement, is hereby amended such that the purchase price per share is decreased to $7.50 per share from $10.00 per share.

(b) The number of Series Z Preferred Shares to be subscribed for and purchased by (i) FirstMark Capital OF III, L.P. is hereby amended to be increased from 1,100,000 to 1,466,667 and (ii) FirstMark Capital S1, L.P. is hereby amended to be increased from 1,000,000 to 1,333,333. All references to “Subscribed Preferred Shares” in the Series Z Subscription Agreement shall be deemed to refer to the amended number of Series Z Preferred Shares to be purchased by the Subscriber.

(c) The Aggregate Purchase Price of the Subscribed Preferred Shares for (i) FirstMark Capital OF III, L.P. is hereby amended to $11,000,002.50 and (ii) FirstMark Capital S1, L.P. is hereby amended to $9,999,997.50.

2. Waivers.

(a) Each Subscriber hereby irrevocably waives any rights that such Subscriber may have (including in respect of any breach of representation or warranty by Starry), or any condition to such Subscriber’s obligation to consummate the Closing, under the Subscription Agreement relating to (A) the Minimum Cash Waiver or the failure to satisfy the Minimum Cash Condition, (B) the Note Waiver or the failure to consummate the Note Financing, (C) the Indebtedness Payoff Waiver or the failure to payoff or extinguish the Subject Indebtedness; provided that the foregoing waivers in respect of the Indebtedness Payoff Waiver or the failure to payoff or extinguish the Subject Indebtedness are conditioned upon the receipt of a consent to the Transactions for purposes of the Subject Indebtedness from the applicable holders of the Subject Indebtedness, (D) the NRA Issuances and (E) the amendment of the PIPE Subscription Agreements (as defined in the Transaction Agreement) to increase the aggregate number of Holdings Class A Common Stock issuable thereunder to 14,533,334 from 10,900,000, based on a purchase price per share equal to $7.50.

(b) Each Subscriber hereby acknowledges that the parties to the Transaction Agreement anticipate that the Closing Date will occur on March 29, 2022, and each Subscriber hereby agrees to deliver its Aggregate Purchase Price by wire transfer of United States dollars in immediately available funds to an account specified by Starry no later than March 25, 2022, such funds to be held in escrow by a third-party escrow provider until the Closing. Each Subscriber agrees that this Amendment shall constitute the Closing Notice and that such Closing Notice shall be deemed to have been timely given.

3. Effect of Waiver and Amendment. Except as specifically amended or waived herein, the Series Z Subscription Agreement is hereby ratified and confirmed and shall remain in full force and effect. Each reference in the Series Z Subscription Agreement to “this Subscription Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Series Z Subscription Agreement in the other documents entered into in connection with the Series Z Subscription Agreement, shall mean and be a reference to the Series Z Subscription Agreement, as amended and waived by this Amendment.

4. Miscellaneous. Section 7 of the Subscription Agreement shall apply to this Amendment mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first written above.

STARRY, INC.

By:
Name:
Title:

Signature Page to Waiver and Amendment No. 1 to Series Z Subscription Agreement

SUBSCRIBER

[●]

[●]

By:
Name: [●]
Title: [●]

Signature Page to Waiver and Amendment No. 1 to Series Z Subscription Agreement